EXHIBIT 16(i)

BINGHAM & COMPANY

Chartered Accountants

300-1275 West 6th Avenue
Vancouver, BC V6H 1A6
Canada	Michael Bingham, C.A.
Tel: (604) 734-5454	David Hovan, M.F. A., M.B.A.
Fax: (604) 734-5457

November 18, 2003

Office of the Chief Accountant
Securities and Exchange Commission
450 West Fifth Street N.W.
Washington DC 20549

Ladies and Gentlemen

We have read the statements about our firm included under Item 4 in the Form 8-K/A dated November 18, 2003 of Newtech Resources, Ltd. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours truly,

BINGHAM and COMPANY

/s/ Bingham and Company

BINGHAM and COMPANY
Chartered Accountants